As filed with the Securities and Exchange Commission on January 23, 1997

                                                       Registration No. 333-2690

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-1
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          PEOPLES FINANCIAL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


      OHIO                        6035                      34-1822228
----------------      ----------------------------     ----------------------
(State or other       (Primary Standard Industrial       (I.R.S. employer
 jurisdiction of       Classification Code Number)     identification number)
incorporation or
 organization)

                              211 Lincoln Way East
                              Massillon, Ohio 44646
                                 (330) 832-7441
               ---------------------------------------------------
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                                 Paul von Gunten
                          Peoples Financial Corporation
                              211 Lincoln Way East
                              Massillon, Ohio 44646
                                 (330) 832-7441
               ---------------------------------------------------
                (Name, address, including Zip Code, and telephone
                    number, including area code, of agent for
                                    service)

                                 With copies to:
                                Cynthia A. Shafer
                         Vorys, Sater, Seymour and Pease
                       Atrium Two, 221 East Fourth Street
                             Cincinnati, Ohio 45202
                                 (513) 723-4000


                       Sale Concluded September 12, 1996.

     This Post-Effective Amendment No. 1 is filed for the purpose of deregistering 228,238 common shares, without par value (the "Common Shares"), of Peoples Financial Corporation ("PFC") heretofore registered and offered pursuant to the terms of the Prospectus dated July 25, 1996 (the "Prospectus"). The remaining 1,491,012 common shares registered pursuant to this Registration
Statement on Form S-1 have been issued and sold in accordance with the Prospectus in the Subscription Offering described therein. No changes are being made to the Prospectus or to Part II of the Registration Statement.

     PFC has determined that no further shares will be offered, sold and issued pursuant to the Prospectus. PFC therefore requests deregistration of the unissued Common Shares registered pursuant to this Registration Statement as soon as is practicable after the filing of this Post-Effective Amendment No. 1.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, duly authorized to do so, in the City of Massillon, State of Ohio, on January 22, 1997.


                                    By: /S/ PAUL VON GUNTEN
                                        _____________________________________
                                            Paul von Gunten
                                            President, Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 has been signed below by the following persons in the capacities and as of the dates indicated.


SIGNATURE                     TITLE                               DATE
---------                   ---------                           --------

/S/ PAUL VON GUNTEN         President, Chief Executive       January 22, 1997
-------------------         Officer
Paul von Gunten             (Principal Executive Officer)
                            and Director



/S/ JAMES R. RINEHART       Treasurer                        January 22, 1997
---------------------       (Principal Financial and
James R. Rinehart           Accounting Officer)



/S/ VICTOR C. BAKER         Director                         January 22, 1997
-------------------
Victor C. Baker


/S/ JAMES P. BORDNER        Director                         January 22, 1997
--------------------
James P. Bordner


/S/ VINCENT G. MATECHECK    Director                         January 22, 1997
------------------------
Vincent G. Matecheck


/S/ THOMAS E. SHELT         Director                         January 22, 1997
-------------------
Thomas E. Shelt


/S/ VINCE E. STEPHAN        Director                         January 22, 1997
--------------------
Vince E. Stephan